Exhibit 4.uu

SUBSCRIPTION AGREEMENT

(non-U.S. Persons; non-brokered)

UNITS

To:	Kimber Resources Inc. (the "Issuer")
Re:	Purchase and Sale of Units of the Issuer
Dated For Reference: August 7, 2008

The undersigned (the "Purchaser") hereby irrevocably subscribes for and agrees to purchase from the Issuer, subject to the terms and conditions set forth in Schedule "A" to this subscription (which, together with all appendices (the "Appendices") attached hereto, shall be deemed to form a part of this subscription and shall be collectively referred to as the Agreement), that number of units (each a "Unit") of the Issuer set out on page 3 hereof at a price of $1.25 per Unit.  Each Unit shall consist of one common share in the capital of the Issuer and one-half of one common share purchase warrant (each whole warrant a "Warrant").  Each Warrant shall entitle the holder to acquire, upon exercise, one common share of the Issuer at a price of $1.80 per common share for a term that commences at Closing (as defined below) and ends on the date 24 months following Closing (the "Warrant Expiry Date").

The Purchaser and the Issuer hereby agree that the offering of the Units shall be conducted on the terms and conditions specified in Schedule "A" hereto.  The Purchaser hereby makes, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, the acknowledgments, representations and warranties set out in Schedule "A" hereto, and agrees that the Issuer can rely on such acknowledgments, representations and warranties should this subscription offer be accepted.

INSTRUCTIONS FOR COMPLETING THIS AGREEMENT PRIOR TO DELIVERY TO THE ISSUER

1.

This form is for use by subscribers who are NOT U.S. subscribers, and who are purchasing Units pursuant to exemptions from the registration and prospectus requirements of applicable Canadian securities laws.  A “U.S. subscriber” is any U.S. Person (as defined below).  This will include (a) any natural person resident in the United States (as defined below); (b) any partnership or corporation organized or incorporated under the laws of the United States; (c) any partnership or corporation organized outside the United States by a U.S. Person principally for the purposes of investing in securities not registered under the 1933 Act (as defined below), unless it is organized or incorporated, and owned, by U.S. accredited investors who are not natural persons, estates or trusts; and (d) any estate of which any executor or administrator is a U.S. Person.

2.

All Purchasers must complete (i) the information required on page 3 with respect to subscription amounts and registration and delivery particulars; and (ii) the information required on page 4 with respect to information regarding the Purchaser.

3.

All Purchasers resident in British Columbia, Alberta or Ontario must complete Appendix I – "British Columbia / Alberta / Ontario Certificate" at the end of Schedule "A" and any further forms required therein.

4.

Return this Agreement to the Issuer at Suite 215 – 800 West Pender Street, Vancouver, British Columbia  V6C 2V6, with a certified cheque, money order or bank draft drawn on a Canadian chartered bank and made payable to “Kimber Resources Inc.”, in the aggregate amount of the subscription funds therefor.  The Issuer will hold such funds pending Closing.  If the conditions set out herein are satisfied or, to the extent permissible, waived by the applicable party or parties, the funds will be released at Closing to the Issuer.  If Closing has not occurred by the deadline stipulated in section 9.3 hereof, the funds will be refunded to the Purchasers, in each case without bonus or deduction.  The subscription funds may also be deposited into a bank account of the Issuer by wire transfer into such account no later than the close of business on August 28, 2008.  Canadian funds should be wire transferred to the Issuer’s Canadian dollar account as follows:

Wire funds for the credit of-

Kimber Resources Inc.

Suite 215 - 800 West Pender Street

Vancouver, British Columbia

CANADA  V6C 2V6

at Canadian Imperial Bank of Commerce

400 Burrard Street

Vancouver, BC, Canada

V6C 3A6

Swift Code:    CIBCCATT

Canadian Dollar Account # 00010/ 010/ 52-02310

Please be sure that the full amount of the transfer includes all wire transfer fees charged by both the sending and receiving bank.

If the Purchaser wishes to wire US funds they should be marked for the Issuer’s US dollar account:

US Dollar account # 00010/ 010/ 05-26819

If US funds are remitted to the Issuer the Issuer will convert such funds to Canadian dollars at such time prior to closing that it deems appropriate, in its sole discretion, and the subscriber will be responsible for immediate payment of any deficiency.  Any excess upon conversion to Canadian dollars will be refunded to the subscriber following closing.

If there are any questions concerning the delivery of funds contact:

Gordon Cummings

(604) 669-2251, extension 103

 gcummings@kimberresources.com

or

Lyn Davies

(604) 669-2251, extension 112

 ldavies@kimberresources.com

or

Michael E. Hoole

(604) 669-2251, extension 110

 mhoole@kimberresources.com

SUBSCRIPTION AMOUNTS

No. of Units to be purchased at $1.25 each	_______________________________________
Total Subscription Funds for Units	$______________________________________

REGISTRATION AND DELIVERY (Complete Box A.  For Broker registration, ALSO complete Box B):

BOX A: PURCHASER INFORMATION AND SIGNATURE

(name of Purchaser)

(address – include city, province and postal code)
X
(contact name and telephone number)	(signature of Purchaser/authorized signatory)

(contact email address)	(if applicable, print name of signatory and office)
BOX B: FOR REGISTRATION THROUGH BROKER OR TRUSTEE
in trust for
(name of registered holder)	(name of beneficial holder)

(address of registered holder – include city, province and postal code)

(registered holder: contact name and phone number)

(registered holder: contact email address)

If the Purchaser is acting as agent and registered holder for a principal and is not a trust company or portfolio manager acting as trustee or agent for fully managed accounts (in which event the Purchaser will ensure that the applicable Appendices are completed on behalf of any such principal):	If the securities subscribed for are to be delivered to an address other than that provided in Box A or Box B above:
(name of addressee)
(name of principal)
(address line 1)
(address of principal - line 1)
(address line 2)
(address of principal - line 2)

Execution by the Purchaser in Box A hereof shall constitute an irrevocable offer and agreement by the Purchaser to subscribe for the securities described herein on the terms and conditions herein set out.  The Issuer shall be entitled to rely on the delivery of a facsimile copy of this Agreement, and acceptance by the Issuer of such facsimile Agreement shall be legally effective to create a valid and binding agreement between the Purchaser and the Issuer in accordance with the terms and conditions hereof.

ACCEPTANCE

This subscription is accepted and agreed to by the Issuer as of the ____ day of ___________, 2008.	) ) ) ) ) )	KIMBER RESOURCES INC. Per: ________________________________ Authorized Signatory

INFORMATION REGARDING THE PURCHASER

Please check the appropriate box (and complete the required information, if applicable) in each section:

1.

Security Holdings.  The Purchaser and all persons acting jointly and in concert with the Purchaser own, directly or indirectly, or exercise control or direction over (provide additional detail as applicable):

☐

_________________ common shares of the Issuer and/or the following other kinds of shares and convertible securities (including but not limited to convertible debt, warrants and options) entitling the Purchaser to acquire additional common shares or other kinds of shares of the Issuer:

_____________________________________________________________________________________

_____________________________________________________________________________________

_____________________________________________________________________________________

☐

No shares of the Issuer or securities convertible into shares of the Issuer.

2.

Trading Activity.   The Purchaser and all persons acting jointly and in concert with the Purchaser have sold short:

☐

_________________ common shares of the Issuer in the previous 90 days and such short sales have not been covered fully as of the date hereof; or

☐

No common shares of the Issuer in the previous 90 days.

INFORMATION REGARDING THE FINDER, IF ANY

If the Purchaser has made any commitments to any third party in respect to the payment of a finder's fee to such third party for having acted as finder in connection with the Private Placement, please provide details below:

Name of Finder:  _________________________________________________________________________________

Address of Finder:  _______________________________________________________________________________

______________________________________________________________________________________________

Finder's Fee payable to Finder:  ______________________________________________________________________

SCHEDULE "A"

1.

DEFINITIONS

1.1

In this Agreement, the following words have the following meanings unless otherwise indicated:

(a)

“1933 Act” means the Securities Act of 1933 (United States of America), as amended;

(b)

“Acts” means, collectively, the BC Act, the Alberta Act and the Ontario Act;

(c)

“affiliate” means an issuer connected with another issuer because

(i)

one of them is the subsidiary of the other, or

(ii)

each of them is controlled by the same person;

(d)

 “Agreement” means the subscription to which this Schedule “A” is attached, including this Schedule “A” and all Appendices hereto;

(e)

“Alberta Act” means the Securities Act (Alberta), as amended, the regulations and rules made thereunder and all administrative policy statements, rules, instruments, blanket orders, notices, directions, and orders issued by the Alberta Securities Commission;

(f)

“AMEX” means the American Stock Exchange;

(g)

“BC Act” means the Securities Act (British Columbia), as amended, the regulations and rules made thereunder and all administrative policy statements, rules, instruments, blanket orders, notices, directions, and orders issued by the BC Securities Commission;

(h)

“Business Day” means any day except Saturday, Sunday, or a statutory holiday in Vancouver, British Columbia;

(i)

“Closing” means the closing of the Private Placement pursuant to which the Purchaser purchases Units on the Closing Date;

(j)

“Closing Date” means the day on which the Issuer issues the Units to the Purchaser;

(k)

“Commissions” means together, the BC, Alberta and Ontario Securities Commissions;

(l)

“control person” means

(i)

a person that holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer; or

(ii)

each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of the issuer to affect materially the control of the issuer;

and if a person or combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person or combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;

(m)

“director” means

(a)

a member of the board of directors of a company or an individual who performs similar functions for a company; and

(b)

with respect to an entity that is not a company, an individual who performs functions similar to those of a director of a company;

(n)

“Exchanges” means the TSX and AMEX and “Exchange” means either one of them;

(o)

“executive officer” means, for an issuer, an individual who is

(i)

a chair, vice-chair or president;

(ii)

a vice-president in charge of a principal business unit, division or function, including sales, finance or production; or

(iii)

performing a policy-making function in respect of the issuer;

(p)

“founder” means, in respect of an issuer, a person who

(i)

acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer; and

(ii)

at the time of the trade is actively involved in the business of the issuer;

(q)

“NI 45-102” means National Instrument 45-102 entitled “Resale of Securities” published by the Canadian Securities Administrators;

(r)

“NI 45-106” means National Instrument 45-106 entitled “Prospectus and Registration Exemptions” published by the Canadian Securities Administrators;

(s)

“Ontario Act” means the Securities Act (Ontario), as amended, the regulations and rules made thereunder and all applicable policy statements, rules, instruments, blanket orders, notices, directions, and orders issued by the Ontario Securities Commission;

(t)

“person” includes

(i)

an individual;

(ii)

a corporation;

(iii)

a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not; and

(iv)

an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(u)

 “Private Placement” means the offering of the Units by way of private placement;

(v)

“Regulatory Authorities” means the Commissions and the Exchanges;

(w)

"Securities" means, collectively, the Units, the Shares, the Warrants, and the Warrant Shares;

(x)

“Securities Laws” means, collectively, the applicable securities laws of each of the provinces of British Columbia, Alberta and Ontario, and the respective regulations and rules made and forms prescribed thereunder together with all applicable and legally enforceable published policy statements, blanket orders, rulings and notices of the securities commissions of such Provinces, as well as the policies and rules of the Exchanges;

(y)

"Shares" means the previously unissued common shares of the Issuer, as presently constituted, which will form part of the Units;

(z)

“spouse” means an individual who

(a)

is married to another individual and is not living separate and apart, within the meaning of the Divorce Act (Canada), from the other individual,

(b)

is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or

(c)

in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

(aa)

“TSX” means the Toronto Stock Exchange.

(bb)

"Units" means units of the Issuer, each consisting of one Share and one-half of one Warrant to be offered under the Private Placement;

(cc)

“United States” has the meaning specified in Regulation S of the 1933 Act;

(dd)

“U.S. Person” has the meaning specified in Regulation S of the 1933 Act;

(ee)

"Warrant Shares" means the previously unissued common shares of the Issuer, as presently constituted, which will be issued on the exercise of the Warrants; and

(ff)

"Warrants" means the non-transferable share purchase warrants of the Issuer, which will form part of the Units and which will have the terms provided in this Agreement and in the certificates representing the share purchase warrants.

2.

PURCHASE AND SALE OF UNITS

2.1

The Issuer is offering up to up to 4,000,000 Units at $1.25 per Unit, provided that the Issuer may offer and sell up to an additional 800,000 Units to raise additional gross proceeds of up to $1,000,000.  The offering price of the Units was determined by the Issuer with regard to the pricing policies of the Exchanges.  Each Unit will consist of one Share and one-half of one non-transferable Warrant.

2.2

On the signing of this Agreement, the Purchaser will deliver to the Issuer at Suite 215 – 800 West Pender Street, Vancouver, British Columbia  V6C 2V6, a certified cheque, money order or bank draft drawn on a Canadian chartered bank and made payable to “Kimber Resources Inc.”, representing the total purchase price of the Units subscribed for by the Purchaser under this Agreement.  The Issuer will hold the Purchaser’s subscription funds pending Closing.  If the Issuer declines to accept this Agreement or all of the conditions of purchase in section 4.1 of this Agreement are not fulfilled or waived, the Issuer will return such subscription funds to the Purchaser without bonus or deduction.  The subscription funds may also be deposited by wire transfer into a bank account of the Issuer no later than August 28, 2008.

3.

WARRANTS

3.1

Each full Warrant will entitle the Purchaser to purchase one Warrant Share at a price of $1.80 per Warrant Share, if exercised on or before the date which is 24 months following Closing (the "Warrant Expiry Date").

3.2

The certificates representing the Warrants will refer to the terms and conditions which govern the Warrants and will include, among other things, provisions for the appropriate adjustment in the class, number, and price of the Warrant Shares issued on exercise of the Warrants if certain events occur, including any subdivision, consolidation, or reclassification of the Issuer's common shares, the payment of stock dividends, and the amalgamation of the Issuer.

3.3

If the Purchaser exercises any Warrants, the Issuer will, in accordance with the certificates representing the Warrants:

(a)

issue to the Purchaser the number of Warrant Shares equal to the number of Warrants exercised; and

(b)

deliver to the Purchaser a share certificate representing the Warrant Shares.

3.4

Subject to the policies of the Exchanges, the issue of the Warrants will not restrict or prevent the Issuer from obtaining any other financing or from issuing additional securities or rights during the period within which the Warrants may be exercised.

4.

CONDITIONS OF PURCHASE

4.1

The Purchaser acknowledges that the Issuer’s obligation to sell the Units to the Purchaser is subject to, among other things, the conditions that:

(a)

the Purchaser duly completes, signs, and delivers to Kimber Resources Inc. (at the address set forth in section 2.2 hereof) a copy of this Agreement, together with all documents required by applicable securities legislation and the Exchanges for delivery on the Purchaser’s behalf, including without limitation, where applicable, the Accredited Investor Questionnaire attached as Appendix I;

(b)

the Purchaser duly delivers to the Issuer, the Purchaser’s subscription funds in accordance with section 2.2 hereof;

(c)

the Issuer accepts this subscription;

(d)

the sale of the Units is exempt from the prospectus requirements under the Acts and any other applicable securities legislation relating to the sale of the Units or all appropriate securities regulators issue all orders, consents, or approvals required to permit the sale without the Issuer having to register or file a prospectus; and

(e)

the Purchaser’s representations and warranties remain true and correct as at the Closing Date.

5.

PURCHASER’S REPRESENTATIONS AND WARRANTIES

5.1

The Purchaser acknowledges, represents, warrants and covenants to and with the Issuer that, as at the date of this Agreement and at the Closing Date:

(a)

The Issuer has not filed a prospectus with any of the Commissions or any other securities commission or similar authority in connection with the offering of the Units and that:

(i)

the Purchaser is restricted from using most of the civil remedies available under the Acts;

(ii)

the Purchaser may not receive information that would otherwise be required to be provided to him under the Acts;

(iii)

the Issuer is relieved from certain obligations that it would otherwise be required to give if it provided a prospectus under the Acts;

(iv)

the issuance and sale of the Units to the Purchaser is subject to the sale being exempt from the prospectus and registration requirements of the Acts; and

(v)

the Purchaser has not received nor been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, prospectus, sales or advertising literature or any other document purporting to describe the business and affairs of the Issuer which has been prepared for delivery to, and review by, prospectus purchasers of Units in order to assist in making an investment decision in respect of the Units.

(b)

Unless paragraphs (e), (f) or (g) below apply, the Purchaser is purchasing the Units as principal (as defined under applicable Securities Laws) for its own account, and not for the benefit of any other person.

(c)

The Purchaser is purchasing the Units for investment only and not with a view to resale or distribution.

(d)

The Purchaser was not created solely to purchase or hold securities in reliance on the registration and prospectus requirements of applicable Securities Laws.

(e)

In the case of the purchase by the Purchaser of the Units as agent or trustee for any principal whose identity is disclosed or identified, each beneficial purchaser of the Units for whom the Purchaser is acting, is purchasing its Units (1) as principal for its own account and not for the benefit of any other person; (2) for investment only and not with a view to resale or distribution and (3) was not created or solely to purchase or hold securities in reliance on the registration and prospectus requirements of applicable Securities Laws.

(f)

In the case of the purchase by the Purchaser of the Units as agent or trustee for any principal, the Purchaser is the duly authorized trustee or agent of such disclosed beneficial purchaser with due and proper power and authority to execute and deliver, on behalf of each such beneficial purchaser, this Subscription Agreement and all other documentation in connection with the purchase of the Units hereunder, to agree to the terms and conditions herein and therein set out and to make the representations, warranties, acknowledgements and covenants herein and therein contained, all as if each such beneficial purchaser were the Purchaser and the Purchaser’s actions as trustee or agent are in compliance with applicable law and the Purchaser and each beneficial purchaser acknowledges that the Company is required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of the Units for whom it may be acting.

(g)

In the case of the purchase by the Purchaser of the Units on behalf of an undisclosed beneficial purchaser, the Purchaser is deemed under applicable Securities Laws to be purchasing as principal.

(h)

The Purchaser is either:

(i)

a resident of British Columbia, Alberta or Ontario and is an “accredited investor” as defined in NI 45-106, and has completed, signed and delivered to the Issuer, an Appendix I – Accredited Investor Certificate; or

(ii)

a resident of British Columbia, Alberta or Ontario and purchasing its Units in reliance on the “minimum amount investment” exemption from the registration and prospectus requirements of applicable Securities Laws set out in section 2.10 of NI 45-106, and the aggregate acquisition cost of the Units to the Purchaser is not less than $150,000; or

(iii)

is a resident of British Columbia or Alberta and is either:

(A)

a director, senior officer or control person of the Issuer or of an affiliate of the Issuer; or

(B)

a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Issuer or of an affiliate of the Issuer; or

(C)

a parent, grandparent, brother, sister or child of the spouse of a director, senior officer or control person of the Issuer or of an affiliate of the Issuer; or

(D)

a close personal friend of a director, senior officer or control person of the Issuer or of an affiliate of the Issuer; or

(E)

a close business associate of a director, senior officer or control person of the Issuer or of its affiliate; or

(F)

a founder of the Issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Issuer, or

(G)

a parent, grandparent, brother, sister or child of the spouse of a founder of the Issuer; or

(H)

a company of which a majority of the voting securities are beneficially owned by or a majority of the directors are persons or companies described in paragraphs (A) to (G) above; or

(I)

a trust or estate of which all the beneficiaries or a majority of the trustees are persons or companies described in paragraphs (A) to (G) above; or

(iv)

is a resident of Ontario, and is either:

(A)

a founder of the Issuer; or

(B)

an affiliate of a founder of the Issuer; or

(C)

a spouse, parent, brother, sister, grandparent or child of an executive officer, director or founder of the Issuer; or

(D)

a person that is a control person of the Issuer.

(i)

If the Purchaser is resident outside of Canada, the Purchaser:

(i)

is knowledgeable of, or has been independently advised as to the applicable securities laws of the securities regulatory authorities (the "Authorities") having application in the jurisdiction in which the Purchaser is resident (the "International Jurisdiction") which would apply to the acquisition of the Units, if any;

(ii)

is purchasing the Units pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the Authorities in the International Jurisdiction or, if such is not applicable the Purchaser is permitted to purchase the Units under the applicable securities laws of the Authorities in the International Jurisdiction without the need to reply on any exemption;

(iii)

the applicable securities laws of the Authorities in the International Jurisdiction do not require the Issuer to make any filings or seek any approvals of any nature whatsoever from any Authority of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Units;

(iv)

certifies that it is not resident in British Columbia;

(v)

acknowledges that:

(A)

no securities commission or similar regulatory authority has reviewed or passed on the merits of the Units;

(B)

there is no government or other insurance covering the Units;

(C)

there are risks associated with the purchase of the Units;

(D)

there are restrictions on the Purchaser’s ability to resell the Units and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Units; and

(E)

the Issuer has advised the Purchaser that the Issuer is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell securities through a person registered to sell securities under the Acts and, as a consequence of acquiring Units pursuant to this exemption, certain protections, rights and remedies provided by the Acts, including statutory rights of rescission or damages, will not be available to the Purchaser.

(j)

The purchase of the Units has not been made through or as a result of, and the distribution of the Units has not been accompanied by, an advertisement in printed media of general and regular paid subscription, radio, or television.

(k)

No person has made to the Purchaser any written or oral representations:

(i)

that any person will resell or repurchase the Securities;

(ii)

that any person will refund the purchase price of the Securities;

(iii)

as to the future price or value of any of the Securities; or

(iv)

that the Securities will be listed and posted for trading on a stock exchange or that an application has been made to list and post the Securities for trading on a stock exchange, other than the Shares on the Exchanges.

(l)

The Purchaser is not a “control person” (as defined in the Acts) of the Issuer, will not become a “control person” by virtue of the purchase of any of the Shares, and does not intend to act in concert with any other person to form a control group of the Issuer.

(m)

The Purchaser is resident in the jurisdiction indicated on page 3 of this Agreement and:

(i)

the Purchaser is not a national, citizen, or resident of the United States of America or its territories or possessions (a “U.S. Person”) and is not purchasing the Units for the account or benefit of a U.S. Person;

(ii)

the Issuer did not offer the Units to the Purchaser when the Purchaser was in the United States; and

(iii)

the Purchaser did not sign or deliver this Agreement in the United States.

(n)

The Purchaser acknowledges that the Securities have not been registered under the 1933 Act or the securities laws of any state of the United States, and may not be offered or sold in the United States unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and that the Issuer has no obligation or present intention of filing a registration statement under the 1933 Act regarding any of the Securities.

(o)

The Units are not being acquired directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States and the Purchaser does not have any agreement or understanding (either written or oral) with any U.S. Person or a person in the United States respecting:

(i)

the transfer or assignment of any rights or interest in any of the Securities;

(ii)

the division of profits, losses, fees, commissions, or any financial stake in connection with this subscription; or

(iii)

the voting of the Shares or the Warrant Shares.

(p)

The Purchaser has no knowledge of a "material fact" or "material change" (as those terms are defined in the Acts) in the Issuer’s affairs that has not been generally disclosed to the public, save knowledge of this particular transaction.

(q)

If the Purchaser is an individual, the Purchaser has attained the age of majority and is legally competent to enter into and sign this Agreement and to take all actions required pursuant hereto, and if the Purchaser is a corporation, the Purchaser is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, and its directors, shareholders, and others have given all necessary approvals to authorize the signing of this Agreement on the Purchaser’s behalf.

(r)

The entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which it is or may be bound.

(s)

The Purchaser has duly signed and delivered this Agreement and this Agreement constitutes a legal, valid, and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms.

(t)

The Purchaser has obtained independent advice as to the applicable hold period imposed on the Securities by NI 45-102, other securities legislation and the Exchanges, and confirms that the Issuer has made no representations regarding the applicable hold periods for the Securities, and the Purchaser is aware of the risks and other characteristics of the Securities and of the fact that the Purchaser may not be able to resell the Securities except in accordance with NI 45-102, other applicable securities legislation and the Exchanges’ policies.

(u)

If required by applicable securities legislation, policy, or order or by any securities commission, stock exchange or other regulatory authority or the Issuer, the Purchaser will sign, deliver, file, and otherwise assist the Issuer in filing all reports, undertakings, and other documents required with respect to the issue of the Securities.

(v)

The Purchaser makes the representations, warranties, covenants, and acknowledgements contained in this Agreement and in any other Appendices, documents, or materials signed and delivered by the Purchaser hereunder with the intent that the Issuer and its professional advisors may rely on them in determining the Purchaser’s eligibility or, if applicable, the eligibility of others on whose behalf the Purchaser is contracting to purchase the Units, and the Purchaser agrees to indemnify the Issuer against all losses, claims, costs, expenses, and damages or liabilities which the Issuer may suffer or incur caused by or arising from its reliance thereon.

(w)

The Purchaser agrees that the above representations, warranties, covenants, and acknowledgements will be true and correct both as of the signing date of this Agreement and as of the Closing Date and that they will survive the Purchaser’s purchase of the Units and will continue in full force and effect even if the Purchaser subsequently disposes of any of the Securities.  The Purchaser undertakes to notify the Issuer immediately of any change in any representation, warranty, or other information relating to the Purchaser set forth herein which takes place before the Closing Date.

6.

ISSUER’S REPRESENTATIONS AND WARRANTIES

6.1

The Issuer represents and warrants that, as of the date of this Agreement and at the Closing Date:

(a)

the Issuer and its subsidiaries, if any, are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdiction in which they are incorporated, continued, or amalgamated;

(b)

the Issuer’s common shares are listed and posted for trading on the Exchanges;

(c)

the Issuer is presently a reporting issuer in British Columbia, Alberta and Ontario and will use reasonable efforts to remain a reporting issuer who is not in default of the requirements of the Acts;

(d)

the Issuer’s authorized capital consists of an unlimited number of common shares without par value, of which 57,886,620 are issued and outstanding as at the close of business on August 6, 2008, and the Issuer’s outstanding shares are fully paid and non-assessable;

(e)

the Issuer will reserve sufficient shares in its treasury to issue the Shares and the Warrant Shares on exercise of the Warrants;

(f)

except as qualified by the disclosure in all prospectuses, filing statements, annual information forms, financial statements and news releases filed with any of the Regulatory Authorities (collectively, the "Disclosure Record"), the Issuer is the beneficial owner of the properties, business, and assets or the interests in the properties, business, or assets referred to in the Disclosure Record;

(g)

the Disclosure Record, the Agreement, and all other written representations made by the Issuer to the Purchaser in connection with the Private Placement are and will be accurate in all material respects and omit no fact, the omission of which does or will make representations misleading or incorrect;

(h)

the financial statements most recently filed with the Commission have been prepared in accordance with generally accepted accounting principles in Canada, accurately reflect the Issuer’s financial position and all of its material liabilities (accrued, absolute, contingent, or otherwise) as at the date thereof, and no adverse material changes in the Issuer’s financial position have taken place since the date thereof, save in the ordinary course of the Issuer's business;

(i)

the Issuer will use its commercially reasonable efforts to seek and obtain the acceptance for the Private Placement by the Exchanges and will make all filings required under the exemptions from registration and prospectus requirements available under the Acts in respect of the Private Placement;

(j)

there is no "material change", as defined in the BC Act, relating to the Issuer or change in any "material fact", as defined in the BC Act, relating to any of the Securities which has not been or will not be fully disclosed in accordance with the requirements of the Acts and the policies of the Exchanges;

(k)

the issue and sale of the Securities by the Issuer do not and will not conflict with, and do not and will not result in a breach of, any of the terms of the Issuer's incorporating documents or any agreement or instrument to which the Issuer is a party;

(l)

neither the Issuer nor any of its subsidiaries is a party to any actions, suits, or proceedings which could materially affect its business or financial condition, and to the best of the Issuer's knowledge, no such actions, suits or proceedings are contemplated or have been threatened except as disclosed in the Disclosure Record;

(m)

there are no judgements against the Issuer or any of its subsidiaries, if any, which are unsatisfied, nor are there any consent decrees or injunctions to which the Issuer or any of its subsidiaries, if any, is subject;

(n)

the Issuer has, or will have by the Closing Date, authorized this Agreement by all necessary corporate action, and the Issuer has full corporate power and authority to undertake the Private Placement;

(o)

no order ceasing or suspending trading in securities of the Issuer nor prohibiting the sale of securities has been issued to and is outstanding against the Issuer or its directors, officers, or promoters and no investigations or proceedings for such purposes are pending or threatened; and

(p)

except as disclosed in the Disclosure Record or to the Regulatory Authorities, no person has any right, agreement, or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement, or option, for the issue or allotment of any unissued shares of the Issuer or its subsidiaries, if any, or any other security convertible into or exchangeable for any shares, or to require the Issuer or its subsidiaries, if any, to purchase, redeem, or otherwise acquire any of its issued and outstanding shares.

7.

RESALE RESTRICTIONS

7.1

The Purchaser acknowledges that the Securities will be subject to restrictions on resale imposed by NI 45-102 and other applicable securities legislation until:

(a)

the applicable statutory hold period has expired, which in British Columbia, Alberta and Ontario will be four months from the issue date of the Shares and Warrants; or

(b)

a further statutory exemption under applicable Securities Laws is available to the Purchaser and the prior consent of the Exchanges is obtained; or

(c)

an appropriate discretionary order is obtained under applicable securities legislation and the prior consent of the Exchanges is obtained; or

(d)

the Purchaser, if a control person, has satisfied all conditions relating to sales by control persons set out in NI 45-102.

7.2

The Purchaser agrees to consult its own legal advisors regarding the statutory resale restrictions applicable to the Securities before the resale of any of the Securities.

7.3

The certificates representing the Securities will bear a legend denoting the resale restrictions imposed by NI 45-102, other applicable securities legislation and the Exchanges.  The Purchaser agrees to sell, assign, or transfer the Securities only in accordance with these legends and the requirements of NI 45-102, other applicable securities legislation and the Exchanges.

8.

FINDER

8.1

The parties hereto acknowledge and agree that the Private Placement constitutes a non-brokered private placement and the Purchaser hereby acknowledges and agrees that no finder’s fee has been paid or is payable to any third party for having acted as finder in connection with the Private Placement, except as set out under "Information regarding the finder, if any" on page 4 of the subscription to which this Schedule "A" is attached.

9.

CLOSING DATE

9.1

The Closing Date will take place on September 10, 2008 or such other date as may be approved by the Issuer, at its sole discretion, in writing.

9.2

On the Closing Date, subject to acceptance of this subscription by the Issuer:

(a)

the Issuer shall close the subscriptions for the Units herein subscribed for;

(b)

the subscription funds for the Units subscribed for by the Purchaser and deposited by the Purchaser with the Issuer shall be released and delivered to the Issuer; and

(c)

the Issuer will issue and deliver to the Purchaser the certificates representing the Shares and Warrants purchased by the Purchaser registered as instructed on page 3 of this Agreement.

9.3

If Closing has not occurred on or before September 30, 2008 the Purchaser’s subscription documentation delivered to the Issuer pursuant to section 4.1 (a) hereof shall be returned to the Purchaser and the Purchaser’s subscription funds delivered to the Issuer pursuant to section 2.2 hereof shall be refunded to the Purchaser without bonus or deduction.

10.

COLLECTION OF PERSONAL INFORMATION.

10.1

The Purchaser acknowledges and consents to the fact that the Issuer is collecting and will use and disclose the Purchaser’s personal information for the purpose of fulfilling this Agreement and for the purpose of complying with applicable securities laws.  The Purchaser further acknowledges and consents to the fact that the Issuer may be required by the applicable securities laws to provide the Regulatory Authorities or other authorities pursuant to the Proceeds of Crime (Money Laundering) Act (Canada) with any personal information provided by the Purchaser.

10.2

The Purchaser acknowledges that this Agreement, including Appendix I hereto, contains personal information in respect of the Purchaser, including, among other things, the name, address and telephone number of the Purchaser, the number of Units being purchased, the total purchase price, the closing date and the exemption from prospectus and registration requirements of applicable securities legislation that the Purchaser is relying upon in purchasing such Units (collectively, the “Personal Information”).  The Purchaser further acknowledges that the Purchaser has been notified by the Issuer:

(a)

that the Issuer intends to deliver the Personal Information to the Ontario Securities Commission (and any other securities regulatory authority or regulator and any stock exchange with which the Issuer is required to file a Form 45-601F1 in respect of the private placement of Units);

(b)

that the Personal Information is being collected indirectly by the Ontario Securities Commission under the authority granted to it in securities legislation;

(c)

that the Personal Information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and

(d)

of the title, business address and business telephone number of the public official in Ontario, as set out below, who can answer questions about the Ontario Securities Commission’s indirect collection of the information:

Ontario Securities Commission

Suite 1903, Box 5520 Queen Street West

Toronto, Ontario  M5H 3S8

Telephone:  (416) 593-3682

Facsimile:    (416) 593-8252

Public official contact regarding indirect collection of information:

Administrative Assistant to the Director of Corporate Finance

Telephone:  (416) 593-8086

and the Purchaser hereby authorizes the indirect collection of the information by the Ontario Securities Commission.

11.

NOTICE

11.1

Any notice under this Agreement will be given in writing and must be delivered, sent by facsimile transmission, or mailed by prepaid post and addressed to the party to which notice is to be given at the address indicated above, or at another address designated by the party in writing.

11.2

If notice is sent by facsimile transmission or is delivered, it will be deemed to have been given at the time of transmission or delivery.

11.3

If notice is mailed, it will be deemed to have been received 48 hours following the date of mailing of the notice.

11.4

If there is an interruption in normal mail service due to strike, labour unrest, or other cause at or prior to the time a notice is mailed, the notice will be sent by facsimile transmission or will be delivered.

12.

MISCELLANEOUS

12.1

A party may not assign this Agreement without the written consent of the other party.

12.2

All references to currency refer to Canadian dollars.

12.3

Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

12.4

Except as expressly provided in this Agreement and in the agreements, instruments, and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties regarding the Securities and there are no other terms, conditions, representations, or warranties, whether expressed, implied, oral, or written, by statute, by common law, by the Issuer, or by anyone else.

12.5

The parties to this Agreement may amend this Agreement only in writing.

12.6

This Agreement enures to the benefit of and is binding on the parties to this Agreement and their successors and permitted assigns.

12.7

This Agreement is to be read with all changes in gender or number required by the context.

12.8

This Agreement will be governed by and construed in accordance with the laws of British Columbia and the parties irrevocably attorn and submit to the jurisdiction of the court of British Columbia with respect to any dispute related to this Agreement.

12.9

The parties may sign this Agreement in any number of counterparts and may deliver this Agreement by facsimile, all of which, when taken together, will be deemed to be one and the same document.

APPENDIX I

To be completed by British Columbia, Alberta and Ontario Accredited Investors

To:

Kimber Resources Inc.

The Purchaser, and any disclosed principal for whom the Purchaser is acting as agent, certifies that the Purchaser or, as applicable, such disclosed principal, is a resident of or otherwise subject to the securities legislation of the Province of (Please check one, as applicable):

❑

British Columbia;

❑

Alberta; or

❑

Ontario;

and the Purchaser or, as applicable, such disclosed principal, is an “accredited investor”, as such term is defined in National Instrument 45-106 – Prospectus and Registration Exemptions (“NI 45-106”), is purchasing the Units as principal and, as at the Closing Date, the Purchaser or, as applicable, such disclosed principal, falls within one or more of the following categories (Please check one or more, as applicable):

❑

(a)

a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

❑

(b)

the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

❑

(c)

a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

❑

(d)

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a limited market dealer registered under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

❑

(e)

an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

❑

(f)

the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada;

❑

(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

❑

(h)

any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

❑

(i)

a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

❑

(j)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

2

❑

(k)

an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

❑

(l)

an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

❑

(m)

a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

❑

(n)

an investment fund that distributes or has distributed its securities only to

(i)

a person that is or was an accredited investor at the time of the distribution;

(ii)

a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [minimum amount investment] and 2.19 [additional investment in investment funds] of NI 45-106; or

(iii)

a person described in paragraph (i) or (ii) above that acquires or acquired securities under section 2.18 [investment fund reinvestment] of NI 45-106;

❑

(o)

an investment fund that distributes or has distributed securities a prospectus in a jurisdiction in Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

❑

(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

❑

(q)

a person acting on behalf of a fully managed account managed by that person if that person:

(i)

is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and

(ii)

in Ontario, is purchasing a security that is not a security of an investment fund;

❑

(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

❑

(s)

an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

❑

(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

❑

(u)

an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

❑

(v)

a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(i)

an accredited investor; or

3

(ii)

an exempt purchaser in Alberta or British Columbia after NI 45-106 came into force.

For the purposes of this Appendix I, the following definitions are included for convenience:

“affiliate” means an issuer connected with another issuer because

(a)

one of them is the subsidiary of the other, or

(b)

each of them is controlled by the same person;

“beneficial ownership” occurs

(a)

for the purposes of British Columbia law, when a person (the “first person”) beneficially owns securities that are beneficially owned by

(i)

an issuer controlled by the first person, or

(ii)

an affiliate of the first person or an affiliate of an issuer controlled by the first person;

(b)

for the purposes of Alberta law, when a person (the “first person”) beneficially owns securities that are beneficially owned by

(i)

a company controlled by the first person or an affiliate of that company,

(ii)

an affiliate of the first person, or

(iii)

through a trustee, legal representative, agent or other intermediary of the first person; and

(c)

for the purposes of Ontario law, when a person (the “first person”) beneficially owns securities that are beneficially owned by:

(i)

a company controlled by the first person or by an affiliate of that company; or

(ii)

an affiliate of the first person;

“Canadian financial institution” means

(a)

an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act; or

(b)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada, to carry on business in Canada or a jurisdiction of Canada;

“control” occurs for the purposes of NI 45-106 when a person (the “first person”) is considered to control another person (the “second person”) if

(a)

the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation;

4

(b)

the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership; or

(c)

the second person is a limited partnership and the general partner of the limited partnership is the first person;

“control person” means

(a)

for the purposes of British Columbia and Alberta law:

(i)

a person that holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer; or

(ii)

each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of the issuer to affect materially the control of the issuer;

and if a person or combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person or combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;

(b)

for the purposes of Ontario law, any person that holds or is one of a combination of persons that holds:

(i)

a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer; or

(ii)

more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

“director” means

(a)

a member of the board of directors of a company or an individual who performs similar functions for a company; and

(b)

with respect to an entity that is not a company, an individual who performs functions similar to those of a director of a company;

“eligibility adviser” means a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed;

“executive officer” means, for an issuer, an individual who is

(a)

a chair, vice-chair or president;

(b)

a vice-president in charge of a principal business unit, division or function, including sales, finance or production;

(c)

an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer; or

5

(d)

performing a policy-making function in respect of the issuer;

“financial assets” means cash, securities or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“fully-managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“investment fund” has the same meaning specified in National Instrument 81-106 – Investment Fund Continuous Disclosure;

“jurisdiction” means a province or territory of Canada except when used in the term foreign jurisdiction;

“local jurisdiction” means the jurisdiction in which the applicable securities regulatory authority is situate;

“person” includes

(a)

an individual;

(b)

a corporation;

(c)

a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not; and

(d)

an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“regulator” means

(a)

Executive Director, as defined under section 1 of the Securities Act (Alberta),

(b)

Executive Director, as defined under section 1 of the Securities Act (British Columbia), and

(c)

Director, as defined under section 1 of the Securities Act (Ontario);

and in respect of any local jurisdiction other than British Columbia, Alberta and Ontario, means such other person as is referred to in Appendix D of National Instrument 14-101 – Definitions;

“related liabilities” means

(a)

liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

(b)

liabilities that are secured by financial assets;

6

“securities legislation” means

(a)

for British Columbia, the Securities Act (British Columbia) and the regulations, rules and forms under such Act and the blanket rulings and orders issued by the British Columbia Securities Commission;

(b)

for Alberta, the Securities Act (Alberta) and the regulations, rules and forms under such Act and the blanket rulings and orders issued by the Alberta Securities Commission;

(c)

for Ontario, the Securities Act (Ontario) and the regulations and rules under that Act; and

(d)

for other Canadian jurisdictions, such other statutes and instruments as are listed in Appendix B of National Instrument 14-101 – Definitions;

“securities regulatory authority” means

(a)

for the purposes of British Columbia laws, the British Columbia Securities Commission;

(b)

for the purposes of Alberta laws, the Alberta Securities Commission;

(c)

for the purposes of Ontario laws, the Ontario Securities Commission; and

(d)

in respect of any local jurisdiction other than British Columbia, Alberta or Ontario, the securities commission or other regulatory authority listed in Appendix C of National Instrument 14-101 – Definitions;

“spouse” means an individual who

(a)

is married to another individual and is not living separate and apart, within the meaning of the Divorce Act (Canada), from the other individual,

(b)

is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or

(c)

in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary; and

“voting security” means any security which:

(a)

is not a debt security; and

(b)

carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

[The balance of this page has been left blank intentionally].

7

EXECUTED by the Purchaser at ___________________________ this ____ day of ______________, 2008.

If a corporation, partnership or other entity:

If an individual:

__________________________________

__________________________________

Print Name of Purchaser

Print Name

__________________________________

__________________________________

Signature of Authorized Signatory

Signature

__________________________________

__________________________________

Name and Position of Authorized Signatory

Jurisdiction of Residence

__________________________________

Jurisdiction of Residence